UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road

Cleveland, Ohio 44144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On June 28, 2013, American Greetings Corporation (the “Company”) received the notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 from the American Greetings Retirement Profit Sharing and Savings Plan (the “Plan”) regarding a “blackout period” with respect to the American Greetings Company Stock Fund (the “Stock Fund”) in the Plan in connection with the proposed acquisition of the Company by a newly organized entity controlled by members of the Weiss family. If the acquisition is consummated, the Stock Fund will be permanently frozen and liquidated with all Company common shares in the Stock Fund being exchanged for the consideration paid to shareholders under the terms of the Acquisition. During the “blackout period” that the Stock Fund is frozen and liquidated, Plan participants will be unable to direct or diversify investments in the Stock Fund or otherwise access the balances in the Stock Fund for any purpose (plan loans, withdrawals, distributions, etc.). If the acquisition is not consummated, the Stock Fund will not be affected and there will be no blackout period.

The “blackout period” for the Plan is expected to begin on or around August 2, 2013, depending upon the effective date of the acquisition, and end during the calendar week starting Sunday, August 4, 2013.

During the “blackout period” and for two years after the ending date of the ‘blackout period,” a shareholder or other interested person may obtain, without charge, information regarding the “blackout period,” including the actual beginning and ending dates, by contacting the General Counsel at American Greetings Corporation, One American Road, Cleveland, Ohio 44144 or by phone at (216) 252-7300.

A copy of the notice to the Company’s directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

99.1	Notice of Stock Transaction Blackout Period to Directors and Executive Officers, dated June 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
Date: June 28, 2013
/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Stock Transaction Blackout Period to Directors and Executive Officers, dated June 28, 2013